         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            Gumbiner Savett Inc.

                        Certified Public Accountants

Board of Directors

Primco Management Inc.

We hereby consent to the use in the prospectus constituting a part of this Amendment No. 5 to the S-1 Registration Statement of our reports dated September 21, 2011 and March 21, 2011, relating to the financial statements of Primco Management, Inc., which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

Yours Truly,

/s/Gumbiner Savett Inc.

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Gumbiner Savett Inc.

Santa Monica, CA 90404

November 10, 2011